 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Series B Junior Participating Preferred Stock Purchase Rights	CYTR	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Reverse Stock Split Approval

On July 27, 2022, CytRx Corporation (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”), at which meeting the Company’s stockholders approved the amendment of the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at a ratio in the range of 1-for-10 to 1-for-100, with such ratio to be determined by the Company’s board of directors (the “Board”) and included in a public announcement (the “Reverse Stock Split Proposal”). The Board has not determined the ratio for the reverse stock split or the timing to effect the reverse stock split. If the Board does not implement the reverse stock split prior to the one-year anniversary of the Annual Meeting, the authority granted to the Board to implement the reverse stock split will terminate and the reverse stock split amendment will be abandoned.

For more information about the Reverse Stock Split Proposal, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2022 (the “Proxy Statement”). The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is included as Annex A to the Proxy Statement.

2022 Annual Meeting Results

As of the close of business on May 31, 2022, the record date for the Annual Meeting held on July 27, 2022, there were 45,037,391 shares of the Company’s Common Stock; 2,752 shares of the Company’s Series C Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”) (with 345,792 shares of Common Stock underlying currently convertible (and votable) Series C Preferred Stock); and 48,165.079 shares of the Company’s Series D Preferred Stock, par value $0.01 (“Series D Preferred Stock”) outstanding and entitled to vote on the proposals described below. The matters described below were submitted to a vote of the Company’s stockholders at the Annual Meeting. Each proposal is described in detail in the Proxy Statement.

The Class I director nominee was elected, and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting, as described below, was approved by the requisite vote of the Company’s stockholders, with the exception of Proposal 5. The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below. The proposals are described in detail in the Proxy Statement and are incorporated herein by reference.

1.	Election of Mr. Cary Claiborne as Class I director to serve until the 2025 annual meeting of stockholders.

For	Against	Abstain	Broker Non-Votes
15,058,624	0	4,884,507	11,299,717

2.	Precatory proposal to declassify the structure of the Board such that each director standing for election shall only be eligible to be elected for one-year terms.

For	Against	Abstain	Broker Non-Votes
15,406,655	3,456,821	1,079,655	11,299,717

3.	Proposal to authorize the Board, in its discretion but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock, at a ratio in the range of 1-for-2 to 1-for-100, with such ratio to be determined by the Board and included in a public announcement.

For	Against	Abstain
17,574,419,192	13,490,454,091	209,217,565

4.	Ratification of the appointment of Weinberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain
23,749,641	5,552,273	1,940,934

5.	Advisory proposal (non-binding) regarding the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
8,058,250	8,951,446	2,933,435	11,299,717

6.	Proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal.

For	Against	Abstain
17,556,235,979	12,633,289,394	1,084,565,475

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: July 27, 2022	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer